EXHIBIT (10.7)



                       MATERIAL CONTRACT




Employment Contract - Jane E. Nelson








































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                       EMPLOYMENT AGREEMENT
                       --------------------


     THIS AGREEMENT, made and entered into this first day of June, 1990, by and between Consumer Programs Incorporated, a Missouri corporation, having its principal office at St. Louis, Missouri, on its own behalf and on behalf of its affiliated corporations (all hereinafter referred to as "Employer") and Jane Nelson, an individual ("hereinafter referred to as "Employee").

                           WITNESSETH:
                           -----------

     WHEREAS, Employer is engaged in certain portrait studio, photo finishing, copy services and other operations and promotions throughout the United States, Canada and Puerto Rico;

     WHEREAS, Employee desires to enter into or maintain employment with Employer in an administrative, executive or managerial capacity;

     WHEREAS, Employer desires to obtain and/or retain the services of Employee;

     WHEREAS, Employer desires to prohibit Employee's disclosure to others of matters concerning Employer's business which Employee learns as a result of his employment by Employer, and desires to prohibit Employee's unauthorized competition with the business of Employer; and

     WHEREAS, Employee has agreed with Employer as to the confidentiality of the information regarding its business which he will obtain as a result of his employment by Employer and as to the necessity for Employer's prohibiting his unauthorized competition with its business;

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

     1.  Employment.
         (a) Employer hereby employs Employee and Employee hereby accepts employment by Employer during the Employment Period (as hereinafter defined) as Associate General Counsel of Employer or such other position as the Employer may determine.

         (b) Term of Employment. The term of this Agreement shall commence February 4, 1990, and shall continue through February 2, 1991, and shall hereafter be deemed extended on a month to month basis, (said term and all extensions thereof hereinafter referred to as the "Employment Period"), subject to termination, at any time, with or without cause, by either party.

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     2.  Duties.  During the Employment Period, Employee shall
devote his full working time, best efforts, attention and energies to perform his duties to the best of his ability in accordance with the directions and orders of the executive officers of Employer. Employer shall, in its discretion, have the right to assign Employee to a division, subsidiary or affiliate of Employer other than the one in which Employee is employed on the date of execution of this Agreement. In addition to the duties assigned to Employee by the executive officers of Employer, Employee shall perform such other duties as are commensurate with Employee's position and title, including, by way of illustration and not in limitation: (a) exercising Employee's best business judgement; (b) safeguarding and saving from waste the assets of Employer; (c) following, maintaining and implementing, without limitation, the business plans, budgets (as modified or amended from time to time by executive officers), and the business procedures and directives established and promulgated by Employer. Employee shall perform his services and duties to the satisfaction of the Employer.

     3. Compensation. As compensation for the performance by Employee of his obligations under this Agreement, Employer shall compensate Employee as follows:
         (a) Base Salary. Employee shall receive a Base Salary in the amount of $63,000.00 per year, payable in equal weekly installments or in such other installments as may be agreed upon. Employer may, at is discretion, increase or decrease the Base Salary at any time and from time to time.
         (b) Annual Bonus. In addition to the Base Salary, Employee shall receive a Fiscal Year Bonus pursuant to the terms and conditions specified in Exhibit A, attached hereto and incorporated herein.
         (c) Other Employment Benefits. Employee may participate in such of Employer's employee plans or fringe benefit arrangements as Employer makes available to employees in similar positions. Employee acknowledges that the availability and provisions of all such employee plans and fringe benefit arrangements may change from time to time.
         (d) Withholding. Employer may withhold form all compensation payable under this Agreement federal, state and local taxes as required under applicable laws or regulations.
         (e) Expenses. Employer shall reimburse Employee for reasonable and necessary expenses actually paid by Employee on Employer's business upon receipt of such substantiating expense vouchers or records as Employer customarily requires.

     4.  Covenants of Employee.
         (a) Non-Competition. In order for Employer reasonably to protect its interests against the competitive use of any confidential information, knowledge, or relationships concerning the business of Employer to which Employee has access because of the special nature of his employment, Employee shall not during the Employment Period and for a period of two (2) years thereafter,

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directly or indirectly, by ownership of securities or otherwise, engage in any business competitive with Employer or become associated with or render services to any person, business or enterprise so engaged. Mere ownership as an investor of not more than five percent (5%) of the securities of a corporation or other business enterprise shall not be deemed an association with such corporation or enterprise.
         Following the Employment Period, the restriction on employment with "a business competitive with Employer" shall only apply to businesses located and competing in the specific geographical areas where Employee had responsibilities during the Employment Period.
         (b) Inducement. Employee shall not during the Employment Period and for a period of two (2) years thereafter, directly or indirectly, employ, cause others to employ or attempt to induce others to employ, any employees of Employer, or attempt to induce said employees to gain or seek other employment.
         (c) Disclosure to Outsiders. Except as otherwise herein provided, Employee shall not at any time during the Employment Period, or thereafter, communicate or disclose to any unauthorized person, or use for Employee's own account, without the written consent of Employer, any of the inventions covered by subsection
(e) of this Section, any information, observations, data, written materials, records and documents covered by subsection (d) of this Section, other processes, equipment, or products of Employer or other information concerning its business or affairs or concerning the business or affairs of its affiliated corporations, suppliers, or customers (including without limitation, customer lists); provided, however, that the obligations of this subsection (c) shall not apply in the event and to the extent that the aforesaid matters become generally knows to and available for use by the public otherwise than by Employee's act or omission.
         (d) Disclosure to Employer. Employee shall promptly communicate and disclose to Employer all information, observations and data obtained by Employee in the course of Employee's employment. All written materials, records and documents made by Employee or coming into Employee's possession during the Employment Period concerning any inventions, products, processes or equipment, manufactured, used, developed, investigated or considered by Employer, and upon termination of the Employment Period or upon request of Employer during the Employment Period, Employee shall promptly deliver the same to Employer. Employee agrees to render to Employer such reports of the activities of the business undertaken by Employee or conducted under Employee's direction during the Employment Period as Employer may reasonably request.
         (e) Inventions. (1) Employee shall promptly communicate and disclose in writing to Employer all those inventions and developments whether patentable or not, as well as patents and patent applications (hereinafter collectively called "Inventions"), made, conceived, developed or purchased by Employee, or under which Employee acquires the right to grant licenses or to become licensed, alone or jointly with others, during the Employment

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Period, which have arisen or may arise out of Employee's
employment, or relate to any matters pertaining to, applicable to, or useful in connection with, the business or affairs or Employer. All of Employee's right, title and interest in, to and under all such inventions, licenses and rights to grant licenses shall be the sole property of the Employer. Any such inventions disclosed to anyone by Employee within one (1) year after the termination of the Employment Period for any cause whatsoever shall be deemed to have been made or conceived by Employee during the Employment Period.
         (2) As to all such inventions, Employee shall, upon request or Employer, during the Employment Period or thereafter:
              (A) Execute all documents which Employer shall deem necessary or proper to enable it to establish title to such inventions, or other rights, and to enable it to file and prosecute applications for letters patent of the United States and any foreign country; and
              (B) Do all things (including the giving of evidence in suits and other proceedings) which Employer shall deem necessary or proper to obtain, maintain or to assert patents for any and all such inventions or to assert its rights in any inventions not patented.
All expenses incident to any action required by Employer or taken on its behalf pursuant to the provisions of this subsection shall be borne by Employer including, without limitation, a reasonable payment for Employee's time and expenses involved in case he is not then employed by Employer.
         (f) Litigation. Employee agrees that during the Employment Period or thereafter, Employee shall do all things, including the giving of evidence in suits and other proceedings, which Employer shall deem necessary or proper to obtain, maintain or assert rights accruing to Employer during the Employment Period and in connection with which Employee has knowledge, information or expertise. All reasonable expenses incurred by Employee during the Employment Period or thereafter in fulfilling the duties set forth in this subsection (f) shall be reimbursed by Employer to the full extent legally appropriate including, without limitation, a reasonable payment for Employee's time in the event this Agreement has terminated prior to the time Employee renders such assistance, advice and counsel.

     5. Equity. The parties hereto agree that the services to be rendered by Employee are special, unique and of an extraordinary character. In the event of the breach by Employee of any of the provisions of this Agreement, Employer, in addition and as a supplement to such other rights and remedies as may exist in its favor, may apply to any court of law or equity having jurisdiction to enforce the specific performance of this Agreement and/or may apply for injunctive relief against any act which would violate any of the provisions of this Agreement.

     6. No Assignment. This Agreement is personal to Employee and shall not be assignable by Employee without the prior written

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consent of Employer other than by will or the laws of descent and distribution. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by Employee's legal representatives and beneficiaries.

     7. Entire Agreement. This instrument constitutes the entire agreement of the parties hereto with respect to Employee's employment and the compensation therefor.

     8. Modification. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and signed by all parties.

     9. Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by any party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of each party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     10. Attorney's Fees. In the event that litigation is required to enforce any provision of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees.

     11. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. The parties specifically agree that should a court determine that the scope of business restricted or the time and geographical limitations of the covenants contained in subsection 4(a) hereof are unenforceable because such provision is unreasonable, such court may, in its discretion, modify such provision in a manner to render it reasonable, and such provision, as modified, shall be fully enforceable as though set forth herein and any such modification shall not affect the other provisions and clause hereof in any respect.

     12. Binding Effect. This Agreement shall binding upon and shall inure to the benefit of Employer and any successor of Employer. For the purposes of this Agreement, the term "successor" shall mean any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business or Employer as a whole.

     13. Titles. The titles of each paragraph hereof are only for convenience and reference and do not govern the content of any paragraph in this Agreement.


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     14. Affiliate.  The term "affiliated corporation" as used
herein shall mean any corporation, which now or hereafter, directly or indirectly is controlled by Employer or by any corporation which controls, is controlled by or is under common control with Employer.

     15. Notices. Any notice to be given by either party hereto shall be in writing, and, unless receipt thereof is acknowledged by the other party hereto, shall be given by United States certified mail, postage prepaid, addressed to Employer at its principal business office and to Employee at his address as shown on the records of Employer. Any notice given by mail shall be deemed given on the second business day after deposit in the mails.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to principles of conflict of laws.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate on the day and year first above written.



                                EMPLOYER:

                                CONSUMER PROGRAMS INCORPORATED
                                On its own behalf and on behalf
                                of its affiliated corporations


                                BY  /s/ Russell Isaak
                                    ----------------------------
                                        Russell Isaak
                                TITLE   Exec VP - Finance



                                EMPLOYEE:



                                    /s/ Jane E. Nelson
                                    -----------------------------
                                        Jane E. Nelson